Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1, amendment no. 4 of Oriental Culture Holding LTD and Subsidiaries of our report dated April 29, 2020, relating to the consolidated financial statements of Oriental Culture Holding LTD and Subsidiaries for the years ended December 31, 2019 and 2018, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Flushing, New York
April 29, 2020